 Exhibit 99.1
Enovix Announces Preliminary Second Quarter 2025 Financial Results
Q2 Revenue Exceeds High-End of Guidance, Up 98% Year Over Year

FREMONT, Calif., July 7, 2025 -- Enovix Corporation (Nasdaq: ENVX) (“Company” or “Enovix”), a global high-performance battery company, today announced preliminary selected unaudited financial results for the second quarter ended June 29, 2025:

•Revenue was $7.5 million in the second quarter of 2025, exceeding our guidance range of $4.5 million to $6.5 million and nearly doubled from the second quarter of 2024, driven by customer demand across multiple end markets.
•GAAP Gross Profit was $0.8 million and non-GAAP Gross Profit was $1.2 million, marking our third consecutive quarter of positive gross profit on both a GAAP and non-GAAP basis. This compares favorably to a gross loss of $0.7 million on a GAAP basis and gross loss of $0.6 million on a non-GAAP basis in the second quarter of 2024.
•GAAP Operating Loss was $43.8 million and non-GAAP Operating Loss was $27.8 million, beating our guidance range of $31 to $37 million and compared to $88.8 million on a GAAP basis and $31.5 million on a non-GAAP basis in the second quarter of 2024.
•GAAP Net Loss Attributable to Enovix was $43.3 million, improved from the $115.9 million in the second quarter of 2024. Non-GAAP Net Loss Attributable to Enovix was $28.4 million, as compared to the $24.9 million in the second quarter of 2024.
•Adjusted EBITDA Loss narrowed to $21.4 million, ahead of our guidance range of $23 million to $29 million, and improved from the $26.4 million in the same period a year ago.
•GAAP net loss per share attributable to Enovix was $0.22 and non-GAAP net loss per share attributable to Enovix was $0.15, at the favorable end of our guidance range of $0.15 to $0.21 per share and compared to $0.67 on a GAAP basis and $0.14 on a non-GAAP basis in the second quarter of 2024.
•Cash, cash equivalents, and short-term investments were approximately $203 million as of the quarter ended June 29, 2025, after completing the SolarEdge asset acquisition in South Korea and making other capital expenditure payments principally related to Fab2.
“This marks our fifth straight quarter exceeding the midpoint of guidance for both revenue and adjusted EBITDA,” said Dr. Raj Talluri, Chief Executive Officer. “We’re executing to plan, building momentum, and positioned to scale significantly as our new products and customers come online.”
Preliminary and unaudited financial results are provided above and below. Final results remain subject to completion of the company’s standard quarter-end close procedures and potential adjustments. Enovix will host its Q2 2025 earnings call and webcast in late July or early August and details will be announced separately.

About Enovix
Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to the vehicle you drive, needs a better battery. Enovix partners with OEMs worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic approach to building a higher performing battery without compromising safety keeps us flexible and on the cutting-edge of battery technology innovation.
Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia. For more information visit https://enovix.com and follow us on LinkedIn.

Non-GAAP Financial Measures
Non-GAAP Gross Profit, non-GAAP Operating Loss, Adjusted EBITDA, non-GAAP net loss attributable to Enovix, non-GAAP net loss per share, and other non-GAAP measures are intended as supplemental financial measures of our performance that provide an additional tool for investors to use in evaluating ongoing operating results, trends, and in comparing our financial measures with those of comparable companies.
However, you should be aware that other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the tables at the end of this press release.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, preliminary, project, setting the stage, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements in this press release include, without limitation, our expected performance and preliminary financial results for the second quarter of 2025, including, without limitation, with respect to our second quarter 2025 revenue, GAAP and non-GAAP Gross Profit, GAAP and non-GAAP net operating loss, EBITDA and adjusted EBITDA, GAAP and non-GAAP net loss per share attributable to Enovix, and GAAP and non-GAAP earnings per share attributable to Enovix, as well our expectations regarding building momentum, and positioning to scale significantly as our new products and customers come online.
Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, any adjustments, changes or revisions to our financial results arising from our financial closing procedures and the completion of our financial statements for the second quarter of 2025; our ability to improve energy density, cycle life, fast charging, capacity roll off and gassing metrics among our products; our reliance on new and complex manufacturing processes for our operations; our ability to establish sufficient manufacturing operations and improve and optimize manufacturing processes to meet demand, source materials and establish supply relationships, and secure adequate funds to execute on our operational and strategic goals; our reliance on a manufacturing agreement with a Malaysia-based company for many of the facilities, procurement, personnel and financing needs of our operations; our operation in international markets, including our exposure to operational, financial and regulatory risks, as well as risks relating to geopolitical tensions and conflicts, including changes in trade policies and regulations; that we may be required to pay costs for components and raw materials that are more expensive than anticipated, including as a result of trade barriers, trade sanctions, export restrictions, tariffs, embargoes or shortages and other general economic and political conditions, which could delay the introduction of our products and negatively impact our business; our ability to adequately control the costs associated with our operations and the components necessary to build our lithium-ion battery cells; our lengthy sales cycles; the safety hazards associated with our batteries and the manufacturing process; a concentration of customers in the military market and our dependence on these customer accounts; certain unfavorable terms in our commercial agreements that may limit our ability to market our products; our ability to develop, market and sell our batteries, expectations relating to the performance of our batteries, and market acceptance of our products; our ability to accurately estimate the future supply and demand of our batteries, which could result in a variety of inefficiencies in our business; changes in consumer preferences or demands; changes in industry standards; the impact of technological development and competition; and global economic conditions, including tariffs, inflationary and supply chain pressures, and political, social, and economic instability, including as a result of armed conflict, war or threat of war, or trade and other international disputes that could disrupt supply or delivery of, or demand for, our products. For additional information on these risks and uncertainties and other potential factors that could cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or will file, with the SEC.
The financial results presented herein are preliminary and based on information known by management as of the date of this press release; final financial results will be included in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 29, 2025. As a result, the financial results presented in this press release may change in connection with the finalization of our closing and reporting processes and may not represent the actual financial results for the second quarter ended June 29, 2025. Any forward-looking statements in this press release speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors
Robert Lahey
ir@enovix.com

Chief Financial Officer
Ryan Benton
ryan.benton@enovix.com

Reconciliation of Gross Profit to Non-GAAP Gross Profit
Below is a reconciliation of GAAP gross profit to non-GAAP gross profit (preliminary and unaudited) (in thousands).

	Fiscal Quarters Ended
	June 29, 2025	June 30, 2024
GAAP gross profit	$795	$(655)
Stock-based compensation expense	356	95
Non-GAAP gross profit	$1,151	$(560)

Net Loss Attributable to Enovix to Adjusted EBITDA Reconciliation
While we prepare our consolidated financial statements in accordance with GAAP, we also utilize and present certain financial measures that are not based on GAAP. We refer to these financial measures as “non-GAAP” financial measures. In addition to our financial results determined in accordance with GAAP, we believe that EBITDA and Adjusted EBITDA are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses.
These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures.
We use non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance and comparing its performance with competitors and other comparable companies. You should review the reconciliations below but not rely on any single financial measure to evaluate our business.
“EBITDA” is defined as earnings (net loss) attributable to Enovix adjusted for interest expense, income tax benefit, depreciation and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, impairment of equipment and other special items as determined by management which it does not believe to be indicative of its underlying business trends.

Below is a reconciliation of net loss attributable to Enovix on a GAAP basis to the non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (preliminary and unaudited) (in thousands):

	Fiscal Quarters Ended
	June 29, 2025	June 30, 2024
Net loss attributable to Enovix	$(43,347)	$(115,872)
Interest income, net	(599)	(1,635)
Income tax benefit	—	(4,586)
Depreciation and amortization	8,855	5,943
EBITDA	(35,091)	(116,150)
Stock-based compensation expense (1)	14,121	17,932
Change in fair value of common stock warrants	5,885	33,660
Acquisition cost	663	—
Gain on bargain purchase of assets	(6,944)	—
Restructuring cost (1)	—	38,146
Adjusted EBITDA	$(21,366)	$(26,412)

(1) $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter ended June 30, 2024.
Reconciliation of Operating Loss to Non-GAAP Operating Loss and Adjusted EBITDA
Additionally, below is a reconciliation of GAAP operating loss to non-GAAP operating loss and adjusted EBITDA for the periods presented (preliminary and unaudited) (in thousands).
These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended
	June 29, 2025	June 30, 2024

GAAP Operating Loss	$(43,750)	$(88,750)
Stock-based compensation expense (1)	14,121	17,932
Amortization of intangible assets	1,189	1,189
Acquisition cost	663	—
Restructuring cost (1)	—	38,146
Non-GAAP Operating Loss	(27,777)	(31,483)
Depreciation and amortization (excluding amortization of intangible assets)	7,666	4,754
Other income (loss), net	(993)	242
Net loss (income) attributable to non-controlling interest	(261)	75
Adjusted EBITDA	$(21,365)	$(26,412)

(1) $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter ended June 30, 2024.

Reconciliation of Non-GAAP Net Loss Attributable to Enovix and Non-GAAP Net Loss Per Share Attributable to Enovix
Below is a reconciliation of GAAP net loss attributable to Enovix to non-GAAP net loss attributable to Enovix for the periods presented (preliminary and unaudited) (in thousands).
These non-GAAP measures may differ from similarly titled measures used by other companies.

	Fiscal Quarters Ended
	June 29, 2025	June 30, 2024
GAAP net loss attributable to Enovix	$(43,347)	$(115,872)
Stock-based compensation expense (1)	14,121	17,932
Change in fair value of common stock warrants	5,885	33,660
Amortization of intangible assets	1,189	1,189
Acquisition cost	663	—
Gain on bargain purchase of assets	(6,944)	—
Restructuring cost (1)	—	38,146
Non-GAAP net loss attributable to Enovix shareholders	$(28,433)	$(24,945)

GAAP net loss per share attributable to Enovix, basic and diluted	$(0.22)	$(0.67)
GAAP weighted average number of common shares outstanding, basic and diluted	192,675,756	172,399,172

Non-GAAP net loss per share attributable to Enovix, basic and diluted	$(0.15)	$(0.14)
GAAP weighted average number of common shares outstanding, basic and diluted	192,675,756	172,399,172

(1) $1.1 million of stock-based compensation expense is included in the restructuring cost line of the table above for the fiscal quarter ended June 30, 2024.